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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following Registration Statements:

  1)
  Registration Statement No. 333-158782 on Form S-8 for the Abbott Laboratories 2009 Incentive Stock Program;

  2)
  Registration Statement Nos. 333-09071, 333-43381, 333-69547, 333-93253, 333-52768, 333-74228, 333-102178, 333-109250, 333-124850, and 333-158782 on Form S-8 for the Abbott Laboratories 1996 Incentive Stock Program;

  3)
  Registration Statement Nos. 333-74220, 333-102179, 333-124851, 333-153200, 333-169886 and 333-204773 on Form S-8 for the Abbott Laboratories Deferred Compensation Plan;

  4)
  Registration Statement Nos. 33-26685, 33-50452, 33-51585, 33-56897, 33-65127, 333-19511, 333-43383, 333-69579, 333-93257, 333-74224, 333-102180, 333-109253, 333-124849, 333-141116, 333-153198, 333-169888 and 333-204772 on Form S-8 for the Abbott Laboratories Stock Retirement Program and Trusts;

  5)
  Registration Statement No. 333-158124 on Form S-8 for the Amended and Restated Advanced Medical Optics, Inc. 2002 Incentive Compensation Plan, as amended, the 2004 Stock Incentive Plan, as amended and restated, the Advanced Medical Optics, Inc. 2005 Incentive Compensation Plan, the VISX, Incorporated 2001 Nonstatutory Stock Option Plan, the VISX, Incorporated 2000 Stock Plan, the VISX, Incorporated 1995 Director Option and Stock Deferral Plan, as amended and restated, and the VISX, Incorporated 1995 Stock Plan, as amended;

  6)
  Registration Statement No. 333-202508 on Form S-3;

  7)
  Registration Statement No. 333-212002 on Form S-4;

  8)
  Post-Effective Amendment on Form S-8 to Registration Statement No. 333-212002 on Form S-4 for the St. Jude Medical, Inc. 2007 Stock Incentive Plan, as Amended and Restated (2014) and the Thoratec Corporation Amended and Restated 2006 Incentive Stock Plan; and

  9)
  Registration Statement No. 333-215423 on Form S-8 for the St. Jude Medical, Inc. Management Savings Plan, as amended and restated effective January 1, 2016.

of our report dated February 17, 2017, with respect to the consolidated financial statements of St. Jude Medical, Inc., included in this Current Report on Form 8-K/A.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
February 20, 2017

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM